SECOND SUPPLEMENT TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                February 29, 2000

        Tennessee Lithotripters Limited Partnership I Assignment Offering

                          1900 Church Street, Suite 101
                               Nashville, TN 37203


                  Lithotripters, Inc., a North Carolina corporation ("Litho"), by this Second Supplement hereby amends and supplements its Confidential Private Placement Memorandum of January 14, 2000, as previously supplemented (the "Memorandum") offering for assignment units of limited partnership interest in Tennessee Lithotripters Limited Partnership I, a Tennessee limited partnership. Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Second Supplement.

Extension of the Offering

                  Pursuant to the authority reserved by the General Partner in the Memorandum, the General Partner hereby elects to extend the Closing Date to March 15, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

                  Questions concerning this Second Supplement should be directed to the Sales Agent at (800) 682-7971.